                                                                     EXHIBIT 1.1
                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
                             [TITLE OF SECURITIES]

                                TERMS AGREEMENT

                                                          Dated:            , 19
Deere & Company
John Deere Road
Moline, Illinois 61265

Attention:

Dear Sirs:

    We  (the  "Representative")  understand  that Deere  &  Company,  a Delaware
corporation (the "Company"), proposes to  issue and sell [$            aggregate
principal  amount of  its [Title  of Debt  Securities (the  "Debt Securities")]]
[and] [   Warrants (the "Debt Warrants") to purchase an aggregate of $
principal amount of [Title of Warrant Securities (the "Warrant Securities")]] ([such Debt Securities and Debt Warrants being collectively hereinafter referred to as] the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of [Debt Securities] [and] [Debt Warrants] set forth below opposite their respective names at the [respective] purchase price[s] set forth below.

                                                                      [PRINCIPAL AMOUNT       [NUMBER
                                                                              OF                OF
UNDERWRITER                                                            DEBT SECURITIES     DEBT WARRANTS
- -------------------------------------------------------------------  --------------------  -------------

                                                                           -----------     -------------
                                Total                                   $             ]    $            ]
                                                                           -----------     -------------
                                                                           -----------     -------------

    The Underwritten Securities shall have the following terms:

                                  [DEBT SECURITIES

    Title of Debt Securities:
    Currency:
    Principal amount to be issued:
    Current ratings: Moody's Investors Service, Inc.--   ; Standard & Poor's
    Corporation--   ;
                  Duff and Phelps, Inc.--   .
    Interest rate or formula:     %
    Interest payment dates:
    Date of maturity:
    Redemption provisions:
    Sinking fund requirements:
    Delayed Delivery Contracts:  [authorized] [not authorized]
       [Date of delivery:
       Minimum contract:
       Maximum aggregate principal amount:
       Fee:     %]
    [Initial  public offering price:       %, plus accrued  interest, if any, or
    amortized original issue discount, if any, from             , 19  .]
    Purchase price:     %, plus accrued interest, if any, or amortized  original
    issue discount, if any, from             , 19  (payable in next day funds).
    Other terms:
    [Closing date and location:]]

                                  [DEBT WARRANTS
    Number of Debt Warrants to be issued:
    Debt Warrant Agent:
    Issuable jointly with Debt Securities:  [Yes]  [No]
       [Number of Debt Warrants issued
       with each $    principal
       amount of Debt Securities:]
       [Detachable data:]
    Date from which Debt Warrants are exercisable:
    Date on which Debt Warrants expire:
    Exercise price(s) of Debt Warrants:
    Initial public offering price:  $
    Purchase price:  $
    Title of Warrant Securities:
       Principal amount purchasable upon exercise of one Debt Warrant:
       Interest rate:             Payable:
       Date of maturity:
       Redemption provisions:
       Sinking fund requirements:
    [Delayed Delivery Contracts: [authorized] [not authorized]
       [Date of delivery:
       Minimum contract:
       Maximum aggregate principal amount:
       Fee:     %]
    Other terms:
    [Closing date and location:]]

    All the provisions contained in the document attached as Annex A hereto entitled "Deere & Company--Debt Securities and Warrants to Purchase Debt Securities--Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

    Please accept this offer no later than    o'clock P.M. (New York City  time)
on             by signing a copy of  this Terms Agreement in the space set forth below and returning the signed copy to us.

                                            Very truly yours,
                                            [Name of Representative]
                                            By _________________________________
                                               Name:
                                               Title:

                                            Acting on behalf of itself and the
                                            other named
                                              Underwriters.

Accepted:

DEERE & COMPANY
By _________________________________
   Name:
   Title:

                                                                         6/14/94
                                                                         ANNEX A

                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                    UNDERWRITING AGREEMENT BASIC PROVISIONS

    Deere & Company (the "Company") proposes to issue and sell up to $700,000,000 aggregate principal amount of its senior debt securities (the "Senior Securities") or its subordinated debt securities (the "Subordinated Securities"), or both, or Warrants (the "Debt Warrants") to purchase Senior Securities, or both, from time to time on terms to be determined at the time of sale. The Senior Securities will be issued under an indenture dated as of
199 (the "Senior Indenture") between the Company and The Chase Manhattan Bank (National Association), Trustee and the Subordinated Securities will be issued
under  an indenture dated as of       199 (the "Subordinated Indenture") between
the Company and The Bank of New York, Trustee. The term "Trustee" as used herein shall refer to either The Chase Manhattan Bank (National Association) or The Bank of New York, as appropriate, for Senior Securities or Subordinated Securities. The Senior Indenture and Subordinated Indenture are each sometimes referred to as the "Indenture." The Debt Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Debt Warrants to be sold pursuant to this Agreement will be identified in the applicable Terms Agreement (as hereinafter defined) and is referred to herein as the "Warrant Agreement") between the Company and the Warrant Agent identified in such Warrant Agreement (the "Warrant Agent"). Each issue of Senior Securities, Subordinated Securities and Debt Warrants may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Senior Indenture, the Subordinated Indenture or any Warrant Agreement, as the case may be, contemplates may be set forth in the Senior Securities, Subordinated Securities and Debt Warrants as issued from time to time. The Senior Securities, Subordinated Securities and the Debt Warrants may be offered either together or separately. As used herein, "Securities" shall mean Senior Securities, Subordinated Securities or Debt Warrants or any combination thereof; and "Warrant Securities" shall mean the Senior Securities or Subordinated Securities issuable upon exercise of Debt Warrants.

    This is to confirm the arrangements with respect to the purchase of Underwritten Securities from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representative and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement". Terms defined in the Terms Agreement are used herein as therein defined.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33- ) in respect of the Company's senior and/or subordinated debt securities, warrants to purchase senior debt securities and certain of the Company's equity securities, which registration statement also constitutes post-effective amendment no. 1 to registration statement No. 33-66134 relating to the Company's senior debt securities and warrants to purchase debt securities, and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement and such post-effective amendment as amended have been declared effective by the Commission, and the Senior Indenture and the Subordinated Indenture have each been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement and such post-effective amendment as amended and the combined prospectuses constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the Securities Act of 1933 (the "1933 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.

    SECTION  1.   REPRESENTATIONS AND  WARRANTIES.   The Company  represents and
warrants to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof (the "Representation Date"), as follows:

        (a)  The  Registration Statement  and the  Prospectus,  at the  time the
    Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustees under the Senior Indenture and the Subordinated Indenture.

        (b) The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

        (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus: (i) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) there have not been any transactions entered into by the Company or its subsidiaries other than (x) transactions in the ordinary course of business and (y) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

        (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

        (f) The execution and delivery of this Agreement, the Indenture and the Warrant Agreement, if any, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

        (g) The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture or Warrant Agreement, or both, as the case may be, relating thereto, against payment of the consideration therefor in accordance with this Agreement, the Underwritten Securities or the Warrant Securities, or both, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and will be entitled to the benefits of the Indenture or Warrant Agreement, or both, as the case may be, relating thereto, and the Underwritten Securities, the Senior Indenture, the Subordinated Indenture and the Warrant Agreement, if any, conform in all material respects to all statements relating thereto contained in the Prospectus.

        (h) If applicable, the shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of any issue of Subordinated Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and, when issued and delivered in accordance with the provisions of this Agreement relating thereto, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

        (i) Deloitte & Touche are independent certified public accountants as required by the 1933 Act and the Regulations.

        (j) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

        (k) No labor disturbance by the employees of the Company or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries, considered as one enterprise.

    Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

    SECTION 2. PURCHASE AND SALE. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Senior Securities or Subordinated Securities, or both, and the number of Debt Warrants, if any, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Underwritten

Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities, any delayed delivery arrangements and any terms of the Underwritten Securities not already specified in the Indenture or Warrant Agreement, as the case may be, pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, conversion provisions, redemption provisions and sinking fund requirements).

    The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

    Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time.

    If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Senior Securities or Subordinated Securities or based on the number of Debt Warrants, as the case may be, for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

    The Representative shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be purchased by each of them, and the Company will advise the Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be covered by each such Delayed Delivery Contract.

    The principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be purchased by all Underwriters shall be the total amount of Senior Securities or Subordinated Securities or number of Debt Warrants covered by the applicable Terms Agreement, less the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts.

    SECTION  3.   COVENANTS  OF THE  COMPANY.   The  Company covenants  with the
Representative, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

        (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Senior Securities and/or Subordinated Securities or number of Debt Warrants, as the case may be, covered thereby and their terms not otherwise specified in the Indenture or Warrant Agreement, as the case may be, pursuant to which the Senior Securities, Subordinated Securities or Debt Warrants, as the case may be, are being issued, the names of the Underwriters participating in the offering and the principal amount of Senior Securities or Subordinated Securities or the number of Debt Warrants, or both, as the case may be, which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

        (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

        (c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to Underwritten Securities.

        (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representative or counsel for the Underwriters shall reasonably object.

        (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representative immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the

    Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (f) During the period specified in (b) above, the Company will deliver to the Representative as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request.

        (g) The Company will endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

        (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

        (i) Between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Underwritten Securities covered thereby, except for the issuance of senior debt securities upon the exercise of debt warrants, if any, the Company will not, without the Representative's prior consent, offer to sell, or enter into any agreement to sell, any new issue of senior debt securities of the Company with a maturity of more than one year, including additional Securities (other than borrowings under the Company's revolving credit agreements).

    SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

        (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission,
    (ii) the rating assigned by Moody's Investors Service, Inc., Standard & Poor's Corporation and Duff and Phelps, Inc. to any long-term debt securities of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

        (b) At the applicable Closing Time, the Representative shall have received:

           (1) The favorable opinion, dated as of the applicable Closing Time, of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

               (ii) This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

              (iii) The Indenture and any Warrant Agreement pursuant to which Underwritten Securities are being issued have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, in the case of the Indenture, and the Warrant Agent, in the case of any Warrant Agreement, constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

              (iv) The Underwritten Securities have been duly authorized by the Company and, when executed and authenticated as specified in the Indenture, in the case of Senior Securities or Subordinated Securities, or any Warrant Agreement, in the case of Debt Warrants, and delivered against payment pursuant to this Agreement, the Underwritten Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture, in the case of Senior Securities or Subordinated Securities, or any Warrant Agreement, in the case of Debt Warrants, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities being denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and the Warrant Securities, if any, have been duly authorized by the Company and, when executed and authenticated as specified in the Indenture, and delivered against payment pursuant to the Warrant Agreement, the Warrant Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Warrant Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

               (v) The Underwritten Securities, the Senior Indenture and the Subordinated Indenture and any Warrant Agreement conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

              (vi) The Indenture has been duly qualified under the 1939 Act.

              (vii) If the Underwritten Securities to which a Terms Agreement relates are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued and delivered in accordance with the provisions of this Agreement relating thereto, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

             (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (ix) The Registration Statement and Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and the
           Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

               (x) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the
           Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

              (xi) The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Company.

        Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in
        (v) of subsection 4(b)(1) of this Section. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an annual report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the applicable Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (2) The favorable opinion, dated as of the applicable Closing Time, of the General Counsel of the Company to the effect that (i) the Company is duly qualified to transact business and is in good standing in the states in which its manufacturing plants are located, and (ii) the execution and delivery of this Agreement, the Indenture and any Warrant Agreement, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company.

           (3) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in (i) to (vi), inclusive, and (viii) and (ix), and the last paragraph, of subsection (b)(1) of this Section.

        (c) At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

        (d) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.

        (e) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representative.

        (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

    SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, and the printing of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and any Warrant Securities issuable upon exercise of Debt Warrants,
(iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Underwritten Securities and any Warrant Securities issuable upon exercise of Debt Warrants under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statements and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture, the

Warrant  Agreement,  if  any, and  any  Blue  Sky Surveys  and  Legal Investment
Surveys, (vii) the fees, if any, of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities or any Warrant Securities on any national securities exchange.

    If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

    SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or was made in reliance upon the Form T-1 of either of the Trustees under the Senior Indenture and the Subordinated Indenture;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

    In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company agrees to notify the Representative within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, in connection with the sale of the Underwritten Securities.

    (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

    SECTION  7.   CONTRIBUTION.  If  the indemnification  provisions provided in
Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representative of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

    The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

    SECTION 9. TERMINATION. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange or if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

    SECTION 10. DEFAULT. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

        (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

        (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

    As used in this Section only, the aggregate amount or aggregate principal amount of Underwritten Securities shall mean the aggregate principal amount of any Senior Securities plus the public offering price of any Debt Warrants included in the relevant Underwritten Securities.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

    In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

    SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Company shall be directed to it at John Deere Road, Moline, Illinois 61265, Attention:
Treasurer.

    SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13.    GOVERNING LAW.    This Agreement  shall  be governed  by  and
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

    SECTION 14.  COUNTERPARTS.   The Terms Agreement may  be executed in one  or
more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                                                                       EXHIBIT A

                                DEERE & COMPANY
                            (A DELAWARE CORPORATION)
                             [TITLE OF SECURITIES]

                           DELAYED DELIVERY CONTRACT

                                                                            , 19

DEERE & COMPANY
John Deere Road
Moline, Illinois 61265

  Attention:

Dear Sirs:

    The  undersigned  hereby  agrees  to  purchase  from  Deere  &  Company (the
"Company"), and the Company agrees to sell to the undersigned on           ,  19
(the "Delivery Date"),
principal amount of the Company's [insert title of security] (the "Securities"),
offered  by the Company's Prospectus dated            , 19  , as supplemented by
its Prospectus Supplement dated             , 19  ,  receipt of which is  hereby
acknowledged  at a purchase price of [   % of the principal amount thereof, plus
accrued interest from          , 19  ,] [and $       per Warrant,  respectively]
to the Delivery Date, and on the further terms and conditions set forth in this contract.

    Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of
                 , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

    The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned  is subject and (2) the Company, on or before          , 19  , shall
have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the
Terms Agreement dated           , 19  between the Company and the  Underwriters.
The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

    Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

    By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

    This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

    It is understood that the Company will not accept Delayed Delivery Contracts
for an aggregate principal amount of  Securities in excess of $        and  that
the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

    This Agreement shall be governed by the laws of the State of New York.

                                          Yours very truly,

                                          ______________________________________
                                                   (NAME OF PURCHASER)

                                          BY ___________________________________
                                                                         (TITLE)

                                          ______________________________________
                                          ______________________________________
                                                        (ADDRESS)
Accepted as of the date first above
written.

DEERE & COMPANY

BY ___________________________________
                               (TITLE)

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

    The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)

                                                                               TELEPHONE NO.
                                                                                 (INCLUDING
                          NAME                                                   AREA CODE)
- --------------------------------------------------------  --------------------------------------------------------

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